Exhibit 99.1

              STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
                      OFFICER REGARDING FACTS AND
            CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Michael G. Morris, Chairman, President and Chief Executive Officer of Northeast Utilities, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Northeast Utilities, and, except as corrected or supplemented in a subsequent covered report:

          - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the audit committee of the Board of Trustees of Northeast Utilities.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          - Annual Report of Northeast Utilities on Form 10-K for the year ended December 31, 2001;

          - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Northeast Utilities filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          - any amendments to any of the foregoing.



/s/  Michael G. Morris
Michael G. Morris
Chairman, President and
Chief Executive Officer

August 14, 2002



Subscribed and sworn to before me this 14th day of August, 2002.


/s/ Amanda J. Scheyd
Amanda J. Scheyd
Notary Public
My Commission Expires: 12/31/06